UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No.                )

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☐	Preliminary Information Statement

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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MULTI-MANAGER ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

December 7, 2017

As a shareholder of the Multi-Manager Alternative Strategies Fund (formerly, Active Portfolios® Multi-Manager Alternatives Fund) (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the addition of a new subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on August 15-16, 2017, the Board approved, among other things: (i) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Manulife Asset Management (US) LLC (“Manulife”); and (ii) modifications to the Fund’s principal investment strategies and principal risks to reflect Manulife’s investment process for the portion of the Fund it manages.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of a new agreement or changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.investor.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least March 7, 2018. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by December 7, 2018. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please

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contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

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MULTI-MANAGER ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about December 7, 2017. This Information Statement is being made available to shareholders of Multi-Manager Alternative Strategies Fund (formerly, Active Portfolios® Multi-Manager Alternatives Fund) (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 14, 2017.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the fund’s and the Investment Manager’s policies.

Prior to September 13, 2017, AQR Capital Management, LLC (“AQR”), TCW Investment Management Company LLC (“TCW”), and Water Island Capital, LLC (“Water Island”) served as subadvisers each managing a portion of the Fund’s assets, or sleeve of the Fund, along with the Investment Manager. AQR, TCW, and Water Island continue to serve as subadvisers to the Fund.

MANULIFE ASSET MANAGEMENT (US) LLC AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on August 16, 2017, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, a subadvisory agreement between the Investment Manager and Manulife Asset Management (US) LLC (the “Subadvisory Agreement”), pursuant to which Manulife Asset Management (US) LLC (“Manulife”) will manage a new sleeve of the Fund. The Board also approved a modification of the Fund’s principal investment strategies and principal risks to reflect Manulife’s investment process. The Subadvisory Agreement went into effect on September 13, 2017. There were no changes proposed or made to the subadvisory agreements between the Investment Manager and AQR, TCW, and Water Island, respectively, at that time.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Manulife

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Alternative Strategies Fund
Net Assets	Annual rate at each asset level*
First $500 million	1.10%
Next $500 million	1.05%
Next $2 billion	1.02%
Next $3 billion	0.99%
Next $6 billion	0.96%
Over $12 billion	0.95%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Manulife a fee out of its own assets, calculated at the following rate:

•	0.35% on the first $20 million, gradually reducing to 0.25% as assets increase

Fees paid by the Fund to the Investment Manager for the period from September 1, 2017 through September 13, 2017*	Estimated fees that would have
been paid by the Investment
Manager to Manulife had  the
Subadvisory Agreement with
Manulife been in effect for the
period from September 1, 2017
through September 13, 2017
and based on total  assets in the
Fund during this time period**
Multi-Manager Alternative Strategies Fund (fiscal year ended 8/31/17)	$312,709.23	$12,688.54

*	The Investment Manager uses a portion of these fees to pay the subadviser.
**	These amounts are based upon assets as of September 30, 2017.

INFORMATION ABOUT MANULIFE

Manulife is an indirect, wholly-owned subsidiary of Manulife Financial Corporation (“Manulife Financial”). Manulife was organized in 1968 and registered with the SEC as an investment adviser in 1992. Manulife Financial is a Canadian-based publicly-held company that is listed on the Toronto Stock Exchange, New York Stock Exchange, Hong Kong Stock Exchange, and the Philippine Stock Exchange. Manulife is organized as a Delaware limited liability company. Manulife provides comprehensive asset management services for institutional investors, investment funds and separately managed account clients in key markets around the world and has more than 48 years of subadvisory experience. Manulife had approximately $370 billion under management as of June 30, 2017. Manulife’s principal offices are located at 197 Clarendon Street, Boston, MA 02116.

The following table provides information on the principal executive officers and directors of Manulife:

Name	Title/Responsibilities	Address
Frank Joseph Saeli	Director	197 Clarendon Street, Boston, MA 02116
Diane Robin Landers	President and Chief Operating Officer	197 Clarendon Street, Boston, MA 02116
Carolyn Marie Flanagan	Chief Legal Officer	197 Clarendon Street, Boston, MA 02116
Christopher Paul Conkey	Chief Investment Officer	197 Clarendon Street, Boston, MA 02116
Luca Emilio Pontillo	Director	197 Clarendon Street, Boston, MA 02116
Andrew Grant Arnott	Director	197 Clarendon Street, Boston, MA 02116
Paul Martin Donahue	Chief Compliance Officer	197 Clarendon Street, Boston, MA 02116
Kenneth D’Amato	Chief Administrative Officer	197 Clarendon Street, Boston, MA 02116
Jeffrey Howard Nataupsky	Chief Financial Officer	197 Clarendon Street, Boston, MA 02116
Paul Raymon Lorentz	Director	197 Clarendon Street, Boston, MA 02116

Other Funds with Similar Investment Objectives Managed by Manulife

Fund Name	Assets Managed by Manulife as of September 30, 2017	Advisory Fee Rate*
JHF II Strategic Income Opportunities Fund	$7,722,221,000	0.175%
JHVIT Strategic Income Opportunities Trust	$631,491,000	0.24%

*	The assets of JHF II Strategic Income Opportunities Fund and JHVIT Strategic Income Opportunities Trust are aggregated for purposes of this fee calculation.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

On August 16, 2017, the Board and the Independent Trustees of the Trust unanimously approved for an initial two-year term, the Subadvisory Agreement between the Investment Manager and Manulife (the Subadvisory Agreement) with respect to the Fund, a series of the Trust.

In connection with its deliberations regarding the proposed Subadvisory Agreement, the Board and certain of its committees evaluated materials from the Investment Manager and others regarding the Fund and the Subadvisory Agreement, and discussed these materials with representatives of the Investment Manager at the Board meeting held on August 16, 2017. The Board also noted its considerations at meetings held in March 2017 and June 2017 in connection with the continuation of the Management Agreement and the subadvisory agreements between the Investment Manager and AQR, TCW, and Water Island with respect to the Fund. The Board also consulted with

Fund counsel and with the Independent Trustees’ independent legal counsel, who advised on various matters with respect to the Board’s considerations and otherwise assisted the Board in its deliberations. As part of these deliberations, the Board considered the ability of the Investment Manager, subject to the approval of the Board, to modify or enter into new subadvisory agreements without a shareholder vote pursuant to an exemptive order of the SEC.

The Board considered all information that it, its legal counsel or the Investment Manager believed reasonably necessary to evaluate and to determine whether to approve the Subadvisory Agreement. The information and factors considered by the Board in approving the Subadvisory Agreement included the following:

•	Information regarding the reputation, regulatory history and resources of Manulife, including information regarding its senior management, portfolio managers and other personnel;

•	Information regarding the capabilities of Manulife with respect to compliance monitoring services, including an assessment of Manulife’s compliance systems by the Fund’s Chief Compliance Officer;

•	The subadvisory fees to be charged to the Investment Manager under the Subadvisory Agreement;

•	The Investment Manager’s agreement to contractually limit or cap total operating expenses for the Fund through December 31, 2018 so that total operating expenses (excluding certain fees and expenses, such as transaction costs and certain other investment related expenses, interest, taxes, acquired fund fees and expenses, and infrequent and/or unusual expenses) would not exceed a specified annual rate, as a percentage of the Fund’s net assets; and

•	The terms and conditions of the Subadvisory Agreement;

•	Descriptions of various functions performed by Manulife under the Subadvisory Agreement, including portfolio management and portfolio trading practices.

Nature, Extent and Quality of Services Provided under the Subadvisory Agreement

The Board considered the nature, extent and quality of services to be provided to the Fund by Manulife under the Subadvisory Agreement, and the resources dedicated to the Fund by Manulife. The Board considered, among other things, Manulife’s advisory and supervisory investment professionals (including personnel and other resources, reputation and other attributes), the portfolio management services provided by those investment professionals, and the quality of Manulife’s investment research capabilities.

The Board also considered the professional experience and qualifications of the senior personnel of Manulife, which included consideration of Manulife’s experience with similarly-structured accounts, and the ability of Manulife to accommodate the increase in its assets under management to be represented by the Fund. The Board noted the compliance program of Manulife and reviewed its code of ethics.

The Board also considered the diligence and selection process undertaken by the Investment Manager to select Manulife. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the nature, extent and quality of the services to be provided to the Fund by Manulife under the Subadvisory Agreement supported the approval of the Subadvisory Agreement.

Investment Performance

The Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks and information that compared the performance of the Fund to the performance of a group of comparable mutual funds as determined by the independent third-party data provider, and data provided by the independent fee consultant. The Board noted that, through December 31, 2016, the Fund’s performance was in the seventy-eighth and eighty-ninth percentile (where the best performance would be in the first percentile) of its category selected by the independent third-party data provider for the purposes of performance comparisons for the one- and three-year periods, respectively.

The Board considered Manulife’s performance and reputation generally. The Board also considered Manulife’s investment performance, including its absolute and risk-adjusted returns, noting that Manulife had delivered competitive performance over the one-, three- and five-year periods for the Manulife Strategic Fixed Income Opportunities Composite, for the periods ended June 30, 2017. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the anticipated performance of the sleeve managed by Manulife supported approval of the Subadvisory Agreement.

Subadvisory Fee Rates and Other Expenses

The Board considered the subadvisory fees to be charged to the Fund under the Subadvisory Agreement, and the total expenses to be incurred by the Fund. The Board also considered the fees that Manulife charges to its other clients, to the extent available, and noted that the Investment Manager pays the fees of the subadviser.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the subadvisory fee rates and expenses of the Fund, in light of other considerations, warranted the approval of the Subadvisory Agreement.

Costs of Services Provided and Profitability

The Board noted that in relation to its review of the Subadvisory Agreement, it had considered information provided by the Investment Manager with respect to estimated costs of services and profitability. When reviewing profitability, the Board also considered court cases in which adviser profitability was an issue in whole or in part, the performance of similarly managed funds, the performance of the Fund, and the expense ratio of the Fund. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to Manulife, the Board did not consider the profitability to Manulife of its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the costs of services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board considered the potential existence of economies of scale in the provision by the Investment Manager of services to the Fund, to groups of related funds, and to the Investment Manager’s investment advisory clients as a whole, and whether those economies of scale were shared with the Fund through breakpoints in investment management fees or other means, such as expense limitation arrangements and additional investments by the Investment Manager in investment, trading, compliance and other resources. The Board noted that the management fee and subadvisory fee schedules for the Fund contained breakpoints that would reduce the fee rate on assets above specified threshold levels.

The Board noted that the breakpoints in the Management Agreement did not occur at the same levels as the breakpoints in the Subadvisory Agreement. The Board noted that absent a shareholder vote, the Investment Manager would bear any increase in fees payable under the Subadvisory Agreement. The Board also noted the potential challenges of seeking to tailor the Management Agreement breakpoints to those of a subadvisory agreement in this context, and the effect that capacity constraints on a subadviser’s ability to manage assets could potentially have on the ability of the Investment Manager to achieve economies of scale, as new subadvisers may need to be added as the Fund grows, increasing the Investment Manager’s cost of compensating and overseeing the Fund’s subadvisers.

In considering these matters, the Board also considered the costs of the services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund, as discussed above. After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the extent to which any economies of scale were expected to be shared with the Fund supported the approval of the Subadvisory Agreement.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the proposed Subadvisory Agreement. In their deliberations, the Trustees did not identify any particular information that was all-important or controlling, and individual Trustees may have attributed different weights to the various factors. Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including the Independent Trustees, voting separately, unanimously approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by a subadviser, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time.

Prior to September 15, 2017, the long-term allocation target of the Fund’s assets was as follows:

AQR	TCW	Water Island	Investment Manager (liquidity sleeve)
37.5%	25%	37.5%	0%

As of September 15, 2017, the long-term allocation target of the Fund’s assets was as follows:

AQR	Manulife	TCW	Water Island	Investment Manager (liquidity sleeve)
25%	20%	30%	25%	0%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, calling 800.345.6611 or online at https://www.investor.columbiathreadneedleus.com/.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of September 30, 2017, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares.

As of September 30, 2017, Board members or officers of the Fund owned less than 1% of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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